UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2021

BJ’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue
Suite 300
Huntington Beach, California	92647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 500-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	BJRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Effective January 15, 2021, BJ’s Restaurants, Inc. (“the Company”) entered into an Amendment No. 2 and Waiver to Third Amended and Restated Credit Agreement (the “Amendment”) pursuant to which the Company further modified the Third Amended and Restated Credit Agreement (the “Credit Agreement”), dated April 30, 2020, among Bank of America, N.A. (“BofA”) (as the Administrative Agent, an L/C Issuer and a Lender), JPMorgan Chase Bank, N.A. (as an L/C Issuer and a Lender), certain other parties as Lenders, and BofA Securities, Inc. (as sole Lead Arranger and sole Bookrunner). The Company previously modified the Credit Agreement pursuant to an amendment dated June 15, 2020.

A general description of the Company’s revolving line of credit (the “Line of Credit”) evidenced by the Credit Agreement, as amended, is set forth below. Such description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment and the related restated Credit Agreement attached hereto as Exhibit 10.1.

Pursuant to the Amendment, the Line of Credit was reduced by $20,000,000 to $215,000,000, certain changes were made to the Company’s reporting requirements, new financial covenants were introduced, and existing financial covenants were reset. In consideration of the Lenders’ agreement to enter into the January 2021 modification, the Company paid a fee of 12.5 basis points.

The Line of Credit may still be increased by up to $100,000,000 at the Company’s request, with the consent of the Administrative Agent and the agreement of one or more Lenders, and upon satisfaction of certain criteria. The criteria now includes an anti-cash hoarding condition prohibiting the Company from further borrowing if the Company already is holding $35,000,000 in cash.

The Line of Credit continues to be guaranteed by the Company’s subsidiaries and secured by a pledge of the assets of the Company and its subsidiaries, subject to the exclusions of certain assets such as all real property interests. The Line of Credit may be used for working capital and other general corporate purposes.

Borrowings under the Line of Credit continue to bear interest at an annual rate equal to either (a) LIBOR plus a percentage not to exceed 3.00% (with a floor on LIBOR of 1.00%), or (b) a percentage not to exceed 2.00% above a Base Rate equal to the highest of (i) the Federal Funds Rate plus 1/2 of 1.00%, (ii) BofA’s Prime Rate, or (iii) one-month LIBOR plus 1.00%, in either case depending on the level of lease and debt obligations of the Company as compared to EBITDA and lease expenses. The Credit Agreement now includes provisions respecting the potential elimination of LIBOR and the introduction of replacement index. Pursuant to the Line of Credit, the Company will be required to pay certain customary fees and expenses associated with maintenance and use of the Line of Credit including letter of credit issuance fees and unused commitment fees. Interest on the Line of Credit is payable monthly and the Line of Credit expires, and all borrowings thereunder must be repaid, on or before November 18, 2022.

Under the Amendment, the financial covenants tested under the Line of Credit have changed and certain short-term covenant relief has been given to the Company. The fixed charge coverage ratio and the lease adjusted leverage ratio will not be tested until after the third quarter of 2021, at which time they will be tested based upon the earnings of the Company during the third quarter of 2021. Under a new financial covenant, there will be a one-time test of the earnings of the Company based upon results in May and June 2021. The financial covenant pertaining to the liquidity of the Company will continue to be tested monthly through December 2021, with the Company required to meet a monthly fixed amount (which fixed amount declines each month through May 2021 and then increases or stays level through December 2021). The Company is subject to certain limits on capital expenditures for 2021 and 2022, with relief from the spending limits being granted if the Company satisfies certain financial covenant levels.

The Line of Credit, as amended, contains certain representations and warranties, affirmative and negative covenants and events of default that are customary for credit arrangements of this type, including covenants which, subject to customary restrictions, restrict or limit the Company’s ability to, among other things, create liens, borrow money, pay dividends, conduct stock repurchases and certain other transactions.

Item 2.02	Results of Operations and Financial Condition

On January 21, 2021, the Company issued a press release (the “Business Update Press Release”), the full text of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See disclosure contained in Item 1.01 above which is incorporated herein by this reference.

Item 8.01	Other Items

On January 21, 2021, the Company issued the Business Update Press Release referred to in Item 2.02 above, the following sections of which are incorporated by reference into this Item 8.01: “Business Update”, “Preliminary Unaudited Sales and Key Operating Results for the 2020 Fourth Quarter”, and “Forward-Looking Statements Disclaimer”.

On January 21, 2021, the Company also issued a press release announcing an “at-the-market” (“ATM”) equity offering program, the full text of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Exhibits

Exhibit No.	Description

10.1	Amendment No. 2 and Waiver to Third Amended and Restated Credit Agreement, dated January 15, 2021, among the Company and Bank of America, N.A. and the other lenders identified therein

99.1	Press Release dated January 21, 2021 (Business Update)

99.2	Press Release dated January 21, 2021 (ATM Offering)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 21, 2021	BJ’S RESTAURANTS, INC. (Registrant)

	By:	/s/ GREGORY S. LEVIN
Gregory S. Levin, President, Chief Financial Officer and Secretary (Principal Financial Officer)